Exhibit 10.4

CONFIDENTIAL TREATMENT

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”), made as of the 3rd day of March, 2005 by and between Kayak Software Corporation. a Delaware corporation with its address at 27 Ann Street, Norwalk, CT 06854 (“Kayak”) and ITA Software, Inc., a Delaware corporation with its address at 141 Portland Street, 7th Floor, Cambridge, MA 02139 (“ITA”).

WHEREAS, ITA has developed a software product known as “ITA Travel Planning Software”, which has a capability to search, select, sort and price air fares and determine seat availability; and

WHEREAS, Kayak operates internet web sites, such as http://www.kayak.com, that allow users to search for travel-related fare and booking information from a variety of airlines and other travel service providers, and facilitates bookings by connecting users to those airlines and other travel service providers;

WHEREAS, Kayak wishes to obtain the ability to submit queries to ITA’s software and to receive responses thereto, and to use the information obtained from ITA to support its customers and end users;

NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:

1. DEFINITIONS

(a) Agreement Month” means each one-month period during an Agreement Year. The first Agreement Month will be prorated if the date of this Agreement does not occur on the first day of a calendar month.

(b) “Agreement Year” means, (i) in the case of the first Agreement Year, the period beginning on the Service Fee Commencement Date and ending on the last day of the twelfth Agreement Month; and (ii) thereafter, each successive period of twelve Agreement Months during the term of this Agreement.

(C) “Documentation” means functional specifications, user manuals, flow diagrams, file descriptions, and similar written materials relating to the operation of the ITA Software. Current versions of such Documentation are made available at http://doc.itasoftware.com.

(d) “Domestic Location” means a location that is within the United States (including Hawaii, Puerto Rico and the US Virgin Islands) or Canada.

(e) []*.

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(f) “Insolvency Event”, with respect to either party, means any of the following: (i) such party at any time ceases to conduct business in the ordinary course; (ii) such party files a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; or (iii) such party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition ion for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

(g) ‘‘International Location” means a location that is not a Domestic Location.

(h) []*.

(i )“ITA Software” means, at any time, the then-current version of ITA’s Travel Planning Software product and related software products (including availability management software), all as described more fully in the Documentation. The ITA Software does not include the following: (i) fare management capabilities that are part of ITA’s Rule and Fare Display system, and (ii) refund/reissue capability using ATPCO Category 31.

(j ) “Online Users” means end users (i.e. persons not in the business of providing travel services to others) who access the ITA Software at the Site for the purpose of viewing fares, schedules, seat availability, or purchasing air travel.

(k) “Participating Carrier” means any airline which has consented in writing, in form and substance reasonably satisfactory to ITA, to ITA’s unconditional use of the airline’s fare, schedule and availability data for the provision of services to Kayak described herein, which consent shall be Kayak’s responsibility to obtain; provided, however, that in the case of carriers which use “seamless availability”, ITA’s Dynamic Availability Calculating Server (DACS) or numeric availability (NAVS), Kayak will be granted until April 1, 2005 to obtain such consents; and provided further, however, that in the case of carriers which use “AVS” availability messaging, such carriers shall be assumed to have consented unless they have informed either ITA or Kayak of their withholding of such consent. If, at any time, an airline informs Kayak and/or ITA that it no longer consents to ITA’s use of its data on behalf of Kayak and/or demands that ITA cease its provision of such data to Kayak, the party to whom such notice has been given shall inform the other within seven days, and such airline shall not be considered a Participating Carrier for the purposes of this Agreement unless and until such time as Kayak obtains fresh consent for the use of its data as set forth in this definition.

(l) []* has the meaning set forth in Section 4(b)(ii).

(m )“Query” means either a “Fare Search”, a “Low Fare Search”, or a “Schedule Search” (as such terms are defined in the Documentation) by an Online User to the ITA Software; provided, that “Query” will exclude (i) test queries posed by Kayak to the Licensed Software and (ii) queries posed to the Licensed Software by ITA in connection with its monitoring of the Licensed Software, “Query” will also include the functionality known as “text rule lookup.”

(n) “Service Fee Commencement Date” means March 15, 2005.

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(o) “Site” means any interactive product, site or area, including, by way of example and without limitation, a site on the World Wide Web portion of the Internet, that is managed, maintained, owned, powered, or controlled by Kayak or its agents, including the web site located at the URL address www.kayak.com and any third party sites that utilize functionality provided by Kayak (e.g. AOL Pinpoint Travel). Notwithstanding the above, “Site” specifically excludes interactive products, sites, or areas operated by airlines, global distribution systems (GDSs), travel agencies, corporate travel departments, and other persons or entities other than Kayak or its agents who are in the business of providing travel-related services to end users of such services.

(p) “SOWs” has the meaning set forth in Section 3(h).

(q) “URL” means a uniform resource locator.

2. SERVICES TO BE PROVIDED

(a) Description of Services. ITA agrees that Kayak is granted a nonexclusive right to access the ITA Software and submit Queries about Participating Carriers to the ITA Software, and that ITA will operate the ITA Software and return responses about Participating Carriers to Kayak; such Queries and responses to be in accordance with the Documentation. ITA will not be obligated to return responses that include any carriers other than Participating Carriers. Except as provided herein and in Exhibit B, Kayak will not be obligated to pay any service, license or other fees for the rights granted hereby. Kayak will use the responses returned by the ITA Software to provide travel planning and related services to Online Users, and for no other purpose. Except as provided herein and in Exhibit B, Kayak will not be obligated to pay any service, license or other fees for the rights granted hereby.

(b) Excluded Services. Kayak (or its third party vendors, outsourcers and other service providers), and not ITA, will be responsible for creating any graphical user interfaces (GUIs) to the ITA Software, as well as any booking interfaces to be used with the ITA Software, subject to all the other restrictions and conditions contained in this Agreement. Kayak will be the sole and exclusive owner of all rights in and to any such GUIs and booking interfaces. ITA shall provide reasonable assistance to Kayak with respect to the application program interface (API) to the ITA Software (but not with respect to any of the other excluded services described in this Section 2(c)), at no additional cost except as agreed to in an SOW.

(c) Private Fares. ITA Software will process private fares for Kayak if such fares are filed through ATPCO.

(d) Documentation. When ITA upgrades to a new version of the ITA Software, ITA shall supply to Kayak, at no additional charge, such Documentation in electronic format) as it provides to its customers generally. Kayak shall have the right to make such additional copies of the Documentation for its own internal use as it may reasonably require. In no event will any upgrade result in a diminution of the Services provided to Kayak hereunder.

(e) Statements of Work. From time to time, Kayak may request, and ITA may agree to perform, services relating to the ITA Software, including but not limited to development and operations support required by Kayak to develop or customize the ITA Software to Kayak’s

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requirements. The provision of such services shall be governed by statements of work agreed to by both parties, a form of which is attached hereto as Exhibit A (“SOWs”). Unless expressly so stated in an SOW, in the case of any conflict between the terms of an SOW and the terms hereof, the terms of the SOW will govern.

(f) Software Maintenance, Data and Operations. ITA shall be solely responsible for (i) operating the ITA Software at its data center, and (ii) providing and managing data required for such operation of the ITA Software and (iii) providing software maintenance and technical support services, all in accordance with the provisions of Exhibit B.

3. OWNERSHIIP OF ITA SOFTWARE

Kayak claims no ownership rights in or to the ITA Software and acknowledges that other than the rights granted hereby, no proprietary rights (including but not limited to copyrights and patents) in the ITA Software are being transferred to Kayak. ITA acknowledges that other than the ITA Software, all Kayak services and software developed solely by Kayak or its contractors, including any GUI interfaces to the ITA Software or booking interfaces and any other developments b Kayak (“Kayak Developments”) are owned b Kayak and no proprietary rights in such Kayak Developments are transferred to ITA hereunder.

4. FEES AND EXPENSES

(a) Deposit. Kayak shall pay ITA []* upon the execution of this Agreement. Such payment will be non-refundable in the event of any termination of this Agreement, other than a termination for cause pursuant to Section 5(c). []* of such payment will be held by ITA as a non-interest-bearing advance payment to be applied to the last payment due hereunder; provided, that if any payment is not made by Kayak within 30 days of the date due hereunder ITA may, at its option, apply such []* (or any portion thereof) to the payment due and Kayak will, promptly upon notice from ITA, replenish such advance so that []* remains at all times on deposit. The remaining []* of such payment will be applied to the first payment of the fixed Service Fee pursuant to Section 4(b).

(b) Service Fee. Kayak shall pay for use of the ITA Software []*, subject to a monthly Minimum Service Fee as set forth below:

(i) Minimum Service Fee. Commencing on the Service Fee Commencement Date, Kayak shall pay a minimum service fee for the Software (the “Minimum Service Fee”) in the amount of []* per Agreement Month, which will be prorated with respect to any partial Agreement Months. The Minimum Service Fee for the first Agreement Month will be paid by crediting the []* advance payment (or a ratable portion thereof, in the event the first Agreement Month is shorter than a calendar month) pursuant to the last sentence of Section 4(a) and the remainder of the []* if any, following proration, shall be applied to the Minimum Service Fee for the second Agreement Month. The Minimum Service Fee will be payable monthly in advance, on the first day of each Agreement Month.

(ii) [ ]*.

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(c) Payment Terms. Within 15 days after the end of each Agreement Month, ITA will inform Kayak of []*. Within 30 days after its receipt of such notification, Kayak will pay ITA []*.

(d) Audit Rights. Kayak will have the right, on not more than one occasion during each Agreement Year, to retain a public accounting firm to audit ITA’s calculation of Queries, in which event ITA will make available to such firm the records upon which such certifications were based. The expense of any such audit will be borne by Kayak, except that ITA will bear the reasonable expense of such audit in the event that such auditors determine that the number of Queries were overreported by ITA by more than 10%.

(e) Services. Kayak shall pay ITA the fees set forth in the applicable SOW for any services provided pursuant to Section 2(f). ITA’s hourly rate for services is presently []* per hour.

(f) Reimbursable Costs and Expenses. Unless otherwise specified in the applicable SOW, in addition to the hourly rates described in the applicable SOW, Kayak shall pay the reasonable actual out-of-pocket expenses incurred by ITA in rendering services to Kayak pursuant to any SOW, including without limitation costs of travel, provided that such expenses are incurred in accordance with Kayak’s then-current standard policy regarding such reimbursable expenses. Kayak agrees to provide ITA advance notice of any modifications to such policies. ITA agrees to support its invoices of such expenses with copies of receipts and, upon request. provide Kayak with access to such original receipts, ledgers, and other records as may be reasonably appropriate for Kayak or its accountants to verify the amount and nature of any such expenses.

(g) Maintenance; Data; Operations. Charges relating to provision of maintenance and support, provision and management of data to the ITA Software, and ITA’s operation of the ITA Software (such as computers. communications, facilities, monitoring, operational support and maintenance, etc.) shall be set forth in Exhibit B.

(h) Invoicing. ITA shall invoice Kayak on a monthly basis for all fees and charges accruing hereunder, including under Exhibit B, or pursuant to an SOW, and Kayak shall pay all undisputed portions of such invoiced amounts within thirty (30) days after receipt of invoice, In the event of a good faith dispute, as to any portion of an invoice, Kayak shall give written notice to ITA, within thirty (30) days after receiving such invoice, stating the details of any such dispute, and shall pay any undisputed amount in accordance with this Agreement. Failure by Kayak to provide such written notice shall result in a waiver of any dispute with the invoice in question.

(i) Taxes. Kayak shall be responsible for the payment of any federal, state or local taxes (other than taxes based on ITA’s income) assessed on the Licensed Software or services provided under this Agreement.

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5. TERM AND TERMINATION

(a) Term of Agreement. The term of this Agreement shall commence on the date hereof, and this Agreement and the rights granted to Kayak hereunder and shall terminate at the end of the third Agreement Year. Thereafter, Kayak will have the right to extend this Agreement for additional two-year renewal terms, as follows: at least six months prior to the expiration of the initial term or any renewal term, Kayak may notify ITA of its intent to renew this Agreement. In such event, ITA and Kayak will work together in good faith to agree upon the pricing terms that will be applicable to the renewal term, which shall be comparable to terms which ITA makes available to other customers similarly situated. If the parties are unable, despite good faith negotiations, to agree on the pricing terms applicable to the renewal term, then this Agreement will not renew.

(b) Term of SOWs. Unless specified otherwise in an SOW or earlier terminated in accordance with this Agreement, each SOW shall remain in full force and effect until expiration of this Agreement or until performance is completed and deliverables are accepted, whichever is later.

(c) Termination for Cause by Kayak, This Agreement and the rights granted hereunder may be terminated by Kayak for cause immediately by written notice in the event (i) ITA fails to make the ITA Software available to Kayak, and such breach is not cured within thirty (30) days after receipt of written notice thereof from Kayak; (ii) ITA materially breaches Section 2.1(b) of Exhibit B (which requires ITA to keep the lTA Software current so as to correctly process changes in industry-standard practices and or data formats) and as a result the ITA Software returns answers that are not “correct” (as declined in Section 5.3(b) of Exhibit B) in a material percentage of cases (i.e. in excess of 15% of results over a 24 four period) and such breach is not cured within thirty (30) days after receipt of written notice thereof from Kayak; (iii) on more than three occasions within any thirty-day period, ITA fails to respond to and use its reasonable commercial efforts to resolve emergency problems as required by Section 5.3(a) of Exhibit B in accordance with the standards set forth therein, and such breach is not cured within ten (10) days of written notice thereof from Kayak; (iv) an Insolvency Even occurs with respect to ITA; or (v) there is a default under Section 6 (b)(v). In the event of termination by Kayak pursuant to this Section 5(c), ITA shall refund to Kayak any Service Fees or other fees paid by Kayak which have been paid in advance by Kayak and have not been earned as of the effective date of termination.

(d) Termination for Cause by ITA. This Agreement may be terminated by ITA for cause immediately by written notice in the event (i) Kayak materially breaches the payment obligations set forth in Section 4 or in Exhibit B, and such breach is not cured within fifteen (15) days after receipt of written notice thereof from ITA; (ii) Kayak materially breaches the confidentiality obligations set forth in Section 9, so as to cause material damage to ITA, and such breach is not cured within thirty (30) days after receipt of written notice thereof from ITA; or (iii) an Insolvency Event occurs with respect to Kayak.

(e) Terminations of SOWs. Either party may terminate an SOW in the event the other party materially breaches any provision thereof and fails to cure such breach within thirty (30) days after receipt of written notice thereof from the non-breaching party.

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(f) Duties on Termination. Upon termination of this Agreement for any reason, Kayak shall immediately cease sending Queries to the ITA Software, and all rights granted hereunder shall immediately cease and termination. Notwithstanding the foregoing, upon termination by Kayak pursuant to Section 5(c), if Kayak so requests. ITA shall provide to Kayak at ITA’s then-standard rates and upon Kayak’s continued payment of the fees provided in Section 5, reasonable termination assistance, including the right to continue to send Queries the lTA Software as set forth herein, for a period of up to six (6) months following the effective date of termination.

(g) Survival. The parties’ rights and obligations under this provision and the following sections shall survive the termination or expiration of this Agreement: 3, 7, 8, 9, 10, 12, and 13.

6. REPRESENTATIONS AND WARRANTIES

(a) By Kayak. Kayak represents and warrants to ITA that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder and that Kayak’s compliance with the terms and conditions of this Agreement will not violate any federal, state or local laws, regulations or ordinances or conflict with any third party agreements.

(b) By ITA. ITA represents, warrants and covenants to Kayak as follows:

(i) Authority: That: (1) ITA has the full right, power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Kayak in this Agreement; and (2) ITA’s compliance with the terms and conditions of this Agreement shall not violate any federal, slate or local laws, regulations or ordinances or conflict with any third party agreements.

(ii) Quality: That ITA shall perform all services in a good, workmanlike and professional manner using people fully familiar with the ITA Software and the underlying technology.

iii) Century Compliance: That the century change is, and shall be, supported in the Licensed Software’s logic and data, and that the Licensed Software shall support the use, entry or creation of dates prior to, on, after or spanning January 1, 2000, so that when such a date is either processed including by way calculation, comparison, sequencing, display, storage or otherwise), entered into, or is intended to be generated as a result of the operation of the Licensed Software, the Licensed Software shall not (I) fail or produce incorrect date results, or (2) cause any other programs, hardware or system to fail or to generate errors.

(iv) ITA Software. That ITA Software shall perform substantially in accordance with the Documentation; provided, that Kayak’s sole remedy for breach of this warranty will be to receive Maintenance Services in accordance with Exhibit B.

(v) Non-Infringement: That the ITA Software is original to ITA and does not infringe, or otherwise violate or misappropriate any copyright, patent, trade secret, or other proprietary right(s) held by any third party. Kayak’s sole remedy for a breach of the

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foregoing representation shall be to require ITA, at ITA’s expense, to (I) procure for Kayak the right to continue using the ITA Software; (2) replace or modify the ITA Software so that it becomes non-infringing but remains substantially equivalent in functionality and performance; or (3) in the event (1) and (2) are not commercially practicable within thirty (30) days, permit Kayak to terminate this Agreement and the license granted hereunder and, within thirty (30) days of the date of such termination, refund to Kayak all unearned fees paid in advance by Kayak.

(vi) Documentation. That the Documentation and all modifications or amendments thereto which ITA is required to provide under this Agreement will accurately describe the ITA Software in all material respects, without reference to any other materials or information; provided, that Kayak’s sole remedy for breach of this warranty will be to receive Maintenance Services in accordance with Exhibit B.

(c) Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 7, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. INDEMNIFICATION

(a) By ITA. ITA shall, at its own expense, defend, indemnify and hold harmless Kayak and its directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising out of any claim, demand, suit or cause of action (hereinafter a “Claim”) brought by a third party relating to or resulting from (i) any act or omission of ITA or its employees, agents or contractors, (ii) any breach of the representation or warranty made in Section 6(b) by ITA, or (iii) any claim by a third party that Kayak’s use of the ITA Software infringes a patent, copyright, trade secret or any other intellectual property right of such third party.

(b) By Kayak. Kayak shall, at its own expense, defend, indemnify and hold harmless ITA and its directors, officers, employees, successors and permitted assigns from and against any and all liabilities, damages, awards, losses, costs and expenses (including court costs and reasonable attorneys’ fees) arising out of any Claim brought by a third party relating to or resulting from (i) any act or omission of Kayak or its employees, agents or contractors, or (ii) any breach of the representation or warranty made in Section 6(a) by Kayak.

(c) Indemnification Procedures. If any party entitled to indemnification under this section (an “Indemnified Party”) makes an indemnification request to the other, the Indemnified Party shall permit the other party (the “Indemnifying Party”) to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party, enter into any settlement or agree to any disposition that imposes any conditions or obligations on the Indemnified Party (other than the payment of monies that are immediately paid by the Indemnifying Party pursuant to the reimbursement obligations of the Indemnifying Party) or affect the rights of the Indemnified Party. Counsel selected by the Indemnifying Party shall be reasonably acceptable to the Indemnified Party. The Indemnified Party shall notify the Indemnifying Party promptly of any

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claim for which the Indemnifying Party is responsible and shall reasonably cooperate with the Indemnifying Party to facilitate the defense of any such claim. An Indemnified Party shall at all times have the option to participate in any Claim through counsel of its own selection and at its own expense.

8. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY DAMAGES RESULTING FROM LOSS OF USE. DATA OR PROFITS, WHETHER IN CONTRACT, TORT. STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT (INCLUDING EXHIBIT B) IN THE AGGREGATE EXCEED THE []* PURSUANT TO THIS AGREEMENT (INCLUDING EXHIBIT B), WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION OBLIGATIONS SET FORTH IN SECT ION 7, A BREACH BY EITHER PARTY OF SECTION 9 (CONFIDENTIALITY), A BREACH BY KAYAK OF SECTION 5 (FEES AND EXPENSES) OR THE WILLFUL OR RECKLESS ACTS OF EITHER PARTY.

9. CONFIDENTIAL INFORMATION

(a) Confidential Information. Each party has disclosed (prior to the commencement of this Agreement) and may disclose Confidential Information to the other party which it intends the other party to maintain in confidence, and each party agrees to comply with the provisions of this Section 9 with respect to all such Confidential Information. As used herein, each party which discloses such information is referred to as a “Disclosing Party” and each party which receives such information is referred to as a “Receiving Party.” “Confidential Information” means Disclosing Party’s confidential and proprietary inventions, products, designs and ideas, including computer software, functionality, concepts, processes, internal structure, external elements, user interfaces, technology and documentation, as well as confidential and proprietary information relating to Disclosing Party’s operations, plans, opportunities, finances, research, technology, developments, know-how, personnel, and any third party confidential information disclosed to Receiving Party. Without limiting the foregoing definition, the ITA Software and the Documentation (except Documentation reasonably expected to be provided to Online Users regarding the use of the Licensed Software) are “Confidential Information” of ITA. The terms and conditions of this Agreement are also “Confidential Information.” ITA understands and acknowledges that Kayak, in the course of its business may (i) manage, modify, maintain and update pre-existing data and information about Online Users for use with the ITA Software, and (ii) generate, manage, modify, maintain and update such additional data and information (such pre-existing data and information and such additional data and information are referred to collectively as “Kayak Data”; provided that schedule, fare and availability data used by the ITA Software, the Queries submitted to the ITA Software, and the responses thereto shall not constitute Kayak Data). Kayak shall retain all right, title and interest in and to all Kayak

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Data. In no event shall ITA be permitted access to any Kayak Data containing personally identifiable information regarding Online Users. Notwithstanding anything to the contrary herein, all such Kayak Data, including without limitation, transactional or financial information, User names and addresses, passwords, registration information, and cookie information, shall be subject to Kayak’s privacy policy as set forth on the Site, and Kayak shall not provide any such data to ITA. Notwithstanding the foregoing , “Confidential Information” shall not include information (a) already lawfully known to Receiving Party if the Receiving Party does not then have a duty to maintain its confidentiality, (b) developed independently by the Receiving Party, (c) generally known to the public through no fault of the Receiving Party; (d) lawfully obtained from a third party not known to the Receiving Party to be obligated to preserve its confidentiality; (e) required to be disclosed by law, regulation or order of a court competent jurisdiction or other governmental authority (except that prior to any such disclosure the Receiving Party shall give the Disclosing Party notice thereof and afford the Disclosing Party the opportunity to oppose any such disclosure).

(b) Non-Disclosure. Receiving Party acknowledges that Confidential Information is confidential, proprietary and/or trade secret information of the Disclosing Party. Receiving Party shall not use the Confidential Information for any purpose other than in accordance with this Agreement, and shall not disclose Confidential Information to anyone other than its employees, and to contractors who legitimately need access to it and who have signed confidentiality agreements comparable in scope to this Section 9. Receiving Party shall notify each of its employees and contractors who are given access to Confidential Information that they have an obligation not to disclose Confidential Information and shall take such steps as are reasonably necessary to insure compliance with this obligation. Receiving Party shall safeguard Confidential Information with reasonable security means at least equivalent to measures that it uses to safeguard its own proprietary information. Receiving Party shall store Confidential Information in a safe and secure location. Receiving Party may not remove copyright, trademark, trade secret, confidentiality, and patent notices from Confidential Information.

(c) No Warranties. Except as specifically set forth in Section 6, all Confidential Information is provided “as is,” without any express or implied warranty of any kind.

(d) Breach of Confidentiality Obligations. Receiving Party hereby acknowledges that unauthorized disclosure or use of Confidential Information shall cause immediate and irreparable harm to Disclosing Party for which it would not have an adequate remedy at law. Accordingly, Disclosing Party shall have the right to seek and obtain preliminary and final injunctive relief to enforce this Agreement in case of any actual or threatened breach, in addition to other rights and remedies that may be available to Disclosing Party.

10. RELATIONSHIP OF THE PARTIES

The parties shall be treated for all purposes as independent contractors, and no provision of this Agreement shall he construed to constitute or create a partnership, joint venture, agency or formal business organization of any kind.

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11. PUBLICITY

(a) At no time shall either party release a press release that mentions the other party unless the other party has consented in writing in advance to such press release; provided, however, that following the date Kayak begins using the ITA Software in production the parties will agree upon the terms of a jointly press release; and provided further that either party may state that Kayak has entered into an arrangement with ITA.

(b) Kayak will provide ITA with acknowledgement and placement on the Partner area (or its equivalent) on www.kayak.com in a manner, placement and presentation acceptable to ITA.

12. DISPUTE RESOLUTION

(a) In the event of any dispute arising from or in connection with this Agreement, the parties will use good faith efforts to resolve the dispute in an amicable and businesslike manner through informal discussion in accordance with the following:

(i) The parties will use diligent business efforts to resolve the dispute at the working level without resort to further dispute resolution procedures.

(ii) Any dispute that is not resolved at the working level may be referred by either party to the Account Managers appointed pursuant to Exhibit B. Any dispute not resolved by the Account Managers shall be referred to an elected officer of each party. Such officers shall meet in the same room to try to resolve the dispute.

(iii) If the officers of the parties have not resolved the dispute within 15 days after the dispute is referred to them, then, upon the request of either party, the dispute will be referred to the Chief Executives of the Parties.

(b) During each of these steps, the applicable representatives of the Parties will discuss the dispute and attempt in good faith to resolve the dispute in a fair and equitable manner. The specific manner of the discussions will be determined by the applicable representatives. No formal proceeding concerning the dispute may be commenced unless the Chief Executives have not resolved the dispute within 15 days after the dispute is referred to them and the Chief Executive of either Party concludes in good faith that resolution of the dispute by informal discussion of the Parties is not likely.

(c) Any dispute relating to or arising from this Agreement which is not resolved in accordance with the provisions of paragraphs (a) and (b) of this Section 12 shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. Kayak and ITA shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. Unless otherwise agreed by Kayak and ITA, arbitration will take place in Boston, MA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. Notwithstanding the foregoing, no party shall be restricted from seeking injunctive relief from a court empowered to grant such relief.

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13. MISCELLANEOUS

(a) Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

(b) Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and cancels and supersedes any previous understanding, commitments, or agreement, oral or written, between Kayak and ITA, other than confidential disclosure agreements.

(c) Waiver. No failure by either party to insist upon the strict performance of any covenant, term or condition of this Agreement, or to exercise any right or remedy, shall constitute a waiver of such right or remedy on any subsequent occasion.

(d) Governing Law. The validity, construction, scope and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, exclusive of its choice of law provisions.

(e) Amendment. This Agreement may not be amended except in writing executed by duly authorized representatives of both ITA and Kayak.

(I) Notices. Any notices hereunder shall be given by certified mail (return receipt requested) or overnight mail to the panics at the addresses set forth below, or to such other address as either party may have notified the other.

Kayak Software Corp.	ITA Software, Inc.
27 Ann Street, Suite 300	141 Portland Street, 7th Floor
Norwalk, CT 06S54	Cambridge, MA 02139
Facsimile: (203) S99-3 125	Facsimile: (617) 621-3913
Attention:	Attention: VP - General Counsel

Notices given by certified mail shall be deemed given three business days after the day mailed; notices given by overnight mail shall be deemed given one business day after the day mailed.

(g) Assignment. This Agreement may not be assigned by either party without the other party’s prior written consent; provided that either party shall be permitted to assign its rights and obligations hereunder, without the other party’s consent, to a third party in the event of a Change in Control or any sale, assignment; transfer or other conveyance to such third party of all or substantially all of the business or assets of the assigning party, or (in the case of Kayak) any sale, assignment, transfer or other conveyance of the Site to such third party. Subject to the foregoing, this Agreement shall be binding on the parties and their respective successors and permitted assigns, and such permitted assigns shall expressly agree to be bound by all the terms and conditions herein. No partial assignment of the rights or obligations granted hereunder shall be permitted.

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(h) Headings. The headings of the Sections used in this Agreement and the Exhibits attached hereto are for convenience of reference only and shall not be considered in construing this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterpart copies, all of which together shall constitute one Agreement and each of which shall constitute an original.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

KAYAK SOFTWARE CORP.

By:	/s/ Paul English

Name:	Paul English

Title:	Chief Technical Officer and Co Founder

ITA SOFTWARE, INC

By:	/s/ Jeremy Wertheimer
Jeremy Wertheimer, President

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EXHIBIT A

Form of Statement of Work

Statement of Work Number

This document shall serve as a Statement of Work to that certain Services Agreement dated as of March 3. 2004 by and between Kayak Software Corp. (“Customer”) and ITA Software, Inc (“ITA”) (the “Agreement”).

The undersigned agree that this Statement of Work and the services to be provided hereunder are subject to the terms and conditions of the Agreement, which terms and conditions are incorporated herein by reference.

I.	NARRATIVE DESCRIPTION OF PRODUCTS AND SERVICES

A.	Description and Project Scope

B.	ITA Responsibilities

C.	Deliverables

D.	Reporting

E.	Testing

F.	Kayak Responsibilities

G.	Estimated Timeline

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II.	PRODUCT PRICING AND DELIVERABLES

A.	Work Product to be developed by ITA

III.	COMPLETION AND ACCEPTANCE CRITERIA

IV.	FEE SCHEDULE

V.	EXPENSES

KAYAK SOFTWARE CORP.	ITA SOFTWARE, INC.

By:	By:

Name:	Name:

Title:	Title:

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EXHIBIT B

MAINTENANCE, DATA AND OPERATIONS SERVICE LEVELS

1. Introduction

This Maintenance, Data and Operations Service Level Agreement covers standards for the provision of maintenance, data and data management and support, and hosting and operations by ITA to Kayak.

ITA has granted to Kayak the right to access and submit Queries to the ITA Software in order to provide travel planning and related services to Online Users, ITA will operate the ITA Software at its locations in the Boston, Massachusetts area (collectively, the “Data Center”, which shall include any other location(s) to which ITA may move the Data Center in the future). To support Kayak, ITA will: (i) maintain and support the ITA Software, pursuant to Section 2 of this Exhibit B (“Maintenance Services”), (ii) provide data and data support relating to the ITA Software, pursuant to Section 3 of this Exhibit B (“Data Services”) and (iii) host and operate the ITA Software, pursuant to Section 4 of this Exhibit B (“Operations Services”).

2. Maintenance Services

2.1 Scope of Services

(a) The following are the Maintenance Services that will be provided by ITA:

ITA shall:

(i)	develop and provide corrections, changes, or workarounds (“Corrections”) within a reasonable period of time for any material defects, errors, or malfunctions in the ITA Software, discovered by Kayak or ITA;

(ii)	make available to Kayak and its Online Users all improvements, modifications and enhancements (other than improvements, modifications or enhancements which are developed by ITA specifically for its other customers which are specific to the systems or software of such other customers) to the ITA Software which ITA shall make or acquire from time to time and which ITA makes available to its customers generally (“Improvements”); provided, however, that ITA may, from time to time, offer Improvements which contain significant new or improved functionalities, in which event ITA shall make such Improvements available to Kayak and its Online Users only upon the payment of additional fees, or upon such other terms, as ITA requires of its other commercial customers generally therefor.

(b) In the event that changes in industry-standard practices and/or data formats (such as ATPCO file formats, ATPCO processing, SSIM schedule formats and government or IATA mandates regarding taxes and passenger facility charges (PFCs)) prevent the ITA Software from functioning as specified in the Services Agreement, ITA shall insure operation of the ITA

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Software in a manner equal to the functionality described in the Services Agreement. ITA will not impose any additional charge upon Kayak so long as the ITA Software does not contain significant new or improved functionalities (or, if it does contain significant new or improved functionalities, such functionalities will he provided as set forth in Section 2.1 (a)(ii). Any changes to the ITA Software described in this paragraph (b) will be considered “Improvements” for the purposes of this Section 2, and ITA shall effect such Improvements to the ITA Software within a reasonable time prior to the effective date of such industry change so that such Improvements may be implemented by the effective date of such change.

(c) When a new release is available. ITA will provide release notes identifying changes comprised in the release, and will thereafter make available to Kayak a test server with such new release for testing by Kayak, and will notify Kayak thereof. ITA will provide such release notes reasonably in advance of the date the new release is loaded onto the test server. Unless Kayak informs ITA, within 30 days of such notice from ITA as a result of material problems with the new release, of its desire not to implement such new release. ITA will implement such new release in the production version of the ITA Software operated by ITA on behalf of Kayak. In the event Kayak informs ITA that it believes there is a material problem with the new release, ITA will not implement the new release in production but will work together with Kayak in good faith to identify and resolve the problem so that the new release may be implemented in production as soon as practicable. ITA will attempt to ensure that new versions of the ITA Software will not require Kayak to rewrite the Queries it sends to the ITA Software, except as required to utilize new features or functionality that may be contained in such new version. In the event Kayak’s Queries fail when used with a new version of the Software, ITA will assist Kayak in rewriting such Queries so that they will be compatible with the new version; provided, however, that in order to facilitate such assistance by ITA, Kayak will provide ITA with current copies of all the Queries it uses with the ITA Software.

(d) ITA will provide Kayak with any revisions to the existing Documentation developed or necessary to reflect all Corrections or Improvements.

(e) All Corrections and Improvements shall be considered part of the “ITA Software” and subject to all the terms and conditions of the Services Agreement.

2.2 Software Maintenance

ITA shall maintain a technical support entry point in Massachusetts, identified by a dedicated phone number (in the case of emergency problems, as defined in Section 5.1 (a)) and e-mail address (in the case of non-emergency problems), which will be staffed by knowledgeable employees capable of providing technical assistance regarding the ITA Software, its functionality, databases, operations, utilities and supporting documentation. Normally, response to non-emergency problems will be by telephone or e-mail by the ITA Account Manager (pursuant to Section 7.2) during regular working hours (9:00 a.m. to 6:00 p.m. Eastern time Monday through Friday). On-call coverage will be in effect twenty four (24) hours a day, seven (7) days a week in response to emergency problems. These technical support entry points will also coordinate problem resolution and keep Kayak apprised of efforts to remedy any problem situation until complete restoration of the service. First line of support will be Kayak’s Help Desk, who will contact and escalate problem to ITA when necessary. ITA shall provide Maintenance Services directly to Kayak but not to Kayak Customers or Online Users.

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3. Data Services

3.1 Scope of Services

(a) ITA currently maintains the Data Center in the Safecore facility in Medford, Massachusetts and the WorldCom facility in Billerica, Massachusetts, and may establish alternate or additional data centers. ITA manages data feeds for schedule and faring data and provides such data to the ITA Software. ITA currently receives fare data from Airline Tariff Publishing Company (“ATPCO”), schedule data from OAG Worldwide, Inc. (“OAG”), and certain industry data from the International Air Transport Association (“IATA”). In addition, ITA receives seat availability data from the Galileo GDS (“Galileo”) and directly from airlines.

(b) The operation of the Data Center (including all software running in such facilities) is the sole responsibility of ITA.

(c) As part of the data management services provided hereunder, and subject to the provisions of the Services Agreement, ITA will (i) receive and manage downloads of certain fare, schedule, availability and industry data (collectively, “Licensed Data”) from ATPCO, OAG, Galileo, individual airlines, and IATA, respectively (or in each case from such other commercially reasonable industry accepted sources as ITA may determine in its sole discretion, referred to herein as “Data Providers”), and (ii) process such data such that it is in a form suitable for use with the ITA Software. ATPCO international fare data is presently received five times per day; OAG schedule data is presently received two to three times per week; IATA data is received regularly; and availability data is received on a continuous basis.

d) It is a condition of ITA’s providing data services hereunder that Licensed Data he used solely in connection with the operation of the ITA Software, Therefore, Kayak agrees that it will not, and it will require that Online Users do not, transfer or distribute Licensed Data separately from the responses generated by the ITA Software and that such data only be used for activities that are intended to lead to the bona fide purchase of Queries or to otherwise enhance the value of the Site to Participating Airlines (not, for example, for purposes such competitive price analysis).

3.2 Data Providers

ITA presently has in place and will use reasonable commercial efforts to maintain legal agreements, sufficient to cover ITA’s legal obligations to perform hereunder, with Data Providers for the provision of schedule, fare, industry and availability data for the operation of the ITA Software. However, Kayak acknowledges and agrees that such Data Providers are third parties which are not in ITA’s control and which are subject to delay or failure. While ITA agrees, as part of its obligations under this Exhibit B, to receive, load and manage such data, neither party warrants the accuracy of such data. In addition, ITA disclaims any and all liability resulting from or related to Data Providers’ failure to provide data to ITA in a timely fashion.

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3.3 Availability Data

(a) ITA supplies availability data to the Licensed Software, which data is received by ITA from carriers and other sources. The quality and type of such data can vary significantly from carrier to carrier and from time to time. Kayak acknowledges that from time to time carriers change the quality and/or type of availability data they provide, and that such changes may have a material adverse affect on the “bookability” of certain solutions generated by the Licensed Software.

ITA has resources dedicated to maintenance of ITA’s availability infrastructure, which infrastructure is common to all ITA customers. ITA’s availability team is continually engaged in seeking to optimize the quality of availability data; however, it may be the case for particular carriers or at particular carries that the quality of availability data provided by the carrier may cause booking failures in a material percentage of cases. While ITA will address availability issues as it determines in its sole discretion, the Kayak specifically acknowledges that the quality of availability data, or the percentage of booking failures that may be caused by availability data issues, are outside the scope of this Agreement and Kayak will have no remedy against ITA for ITA’s failure to address availability problems in a manner or with a priority that Kayak may request. Moreover, Kayak specifically agrees that if Kayak reports any problems with availability, or bookability failures that result from problems with availability, ITA will inform Kayak if it plans to work on these problems of its own accord or on behalf of other customers. If ITA informs Kayak that it does not intend to work on a problem, then Kayak may request that ITA work on such problem on behalf of Kayak, in which case, if ITA elects to perform such work, its work thereon will be billed to Kayak at ITA’s standard rates (currently $225 per hour) pursuant to an SOW.

(b) Kayak agrees to make booking data (i.e., information about booking failures) available to ITA, preferably in real time, in such form and through such means as the parties may together determine, and that ITA may use such data for the sole purpose of improving the quality of availability data and bookability.

4. Operations Services

4.1 Data Center

ITA will operate and maintain the Data Center and provide Operations Services on a “24/7/365” basis. Such Operations Services will include, without limitation, the acquisition, installation, maintenance, upgrading, monitoring and all aspects of the operation of all computer hardware and equipment, and all services related thereto necessary in connection with the operation of the ITA Software are and the provision by ITA of the Data Services provided hereunder.

4.2 Hardware

Simultaneously with the execution of this Agreement, Kayak and ITA will determine the initial number of dedicated fare searching and availability servers ITA will operate in order to provide services to Kayak. During the term of this Agreement, ITA will advise Kayak as to changes in the ITA Software or available hardware which would affect Kayak’s server requirements. From time to time, Kayak may determine (with such assistance from ITA as Kayak may reasonably

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request) to acquire additional servers, and ITA will acquire such number of additional servers as Kayak may direct. ITA will determine, in its reasonable discretion in consultation with Kayak, the other hardware and equipment (including ancillary equipment such as availability servers and query distributors, etc.) appropriate for ITA to provide services to Kayak using the ITA Software at the Data Center (the “Hardware”); provided that Kayak will have at least four production servers and at least one test server. (Prior to the Service Fee Commencement Date, Kayak will have at least two test servers.) Servers used to provide services to Kayak shall be contained in a separate server farm. ITA will replace Hardware when and as warranted in its reasonable judgment; however, servers will be replaced no less frequently than every 24 months. The cost of replacement of servers is included in the per-server charge described in Section 6.3.1.

4.3 Operation of Software

ITA will be responsible for all aspects of the operation of the ITA Software and Licensed Data in order to provide services to Kayak, including the installation of Corrections and Improvements. ITA will also monitor the ITA Software at the Data Center. ITA will not be responsible for Kayak’s (or any Online User’s) operation or use of the Site or for the operation of any software or hardware which is not located at the Data Center.

ITA will provide by email to ita@kayak.com. on a daily basis, a histogram of server utilization, and a graph that shows the number of Queries per minute throughout the day. In the event ITA develops other reports to be provided regularly to its customers, it will provide such reports to Kayak as well. ITA will also make available to Kayak, upon Kayak’s request, query logs showing Kayak’s Queries to the ITA Software.

4.4 Communications

(a) ITA will receive Queries from Kayak and transmit responses from the ITA Software, from the Data Center via communications channels which may include either a virtual private network or dedicated point-to-point circuits.

(b) All hardware, software and services associated with communications between the Data Center and any facility a which Kayak (or its Customers) operates web sites or other distribution facilities (the “Kayak Facilities”), including maintenance thereof, will be provided by Kayak (or such Customer) at its own expense.

(c) Kayak expressly acknowledges that the flow of data to or from the Data (Center will depend in large part on the performance of hardware, software and services provided or controlled by third party communications providers. ITA disclaims any and all liability resulting from or related to Kayak’s (or its Customers’) inability to communicate with the Data Center. to the extent such inability is the result of the failure of hardware, software or services provided by such third party.

4.5 Disaster Recovery

ITA will comply with the provisions of the Disaster Recovery Plan (DRP) attached hereto as Appendix A, and shall provide Kayak with notice of any material change to such DRP.

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5. Performance Service Levels

5.1	Problem Classification

Problems will be classified in accordance with the following definitions:

(a) Emergency Problems. The following will be considered “emergency problems”: (i) the ITA Software is “unavailable” (as defined in Section 5.3(b)) to answer Queries; (ii) the ITA Software is not being supplied with any fare data, or new fare data is not loaded within four hours after ITA’s receipt thereof; (iii) the ITA Software is not being supplied with any schedule data, or new schedule data is not loaded within twelve hours after ITA’s receipt thereof; (iv) the ITA Software is not being supplied with any availability data, or an availability feed from a Participating Carrier to the Data Center is interrupted for a period exceeding four hours; or (v) any of the foregoing types of data is not being properly integrated into the ITA Software, so as to cause the ITA Software to return answers that are not “correct” (as defined in Section 5.3(b)).

(b) Non-Emergency Problems. All problems that are not emergency problems, as defined in paragraph (a), will be considered “non-emergency problems”. Without limiting the foregoing, the following will be considered “non-emergency problems”: (i) pricing errors in the ITA Software; (ii) any defects, errors or malfunctions in the ITA Software that do not cause the ITA Software to be “unavailable” (as defined in Section 5.3(b)) to answer Queries; (iii) working with Data Providers to correct erroneous data (including instances where the ITA Software processes the data correctly, but the data is not what the carrier intended to file); and (iv) the Documentation fails in a material respect accurately to describe the functionality of the ITA Software. Non-emergency problems may be either software problems, operations problems or data problems.

Notwithstanding the foregoing definitions, problems caused by or arising from the following will not be considered “problems” (either emergency or non-emergency) for the purposes hereof: (i) failure of a Data Provider (as defined in Section 3.1(c)) to provide data in a timely fashion; or (ii) failure of telecommunications hardware or equipment which is not within ITA’s control

5.2	Response Times and Resolution Targets

ITA shall respond to and use its reasonable commercial efforts to resolve problems in accordance with the following guidelines, based upon the definitions set forth in Section 5. 1:

(a) Emergency Problems: Emergency problems may be reported by hotline at any time (24 hours/7 days a week). Relevant resources shall be applied 24/7 until the problem is resolved. The target resolution time for emergency problems will be 90 minutes after the problem is reported. ITA agrees to respond to Kayak by phone within 1/2 hour of notification of an emergency problem to the Kayak designated contact point and provide updates to on a no less than hourly basis until the emergency problem is resolved, as determined in ITA’s reasonable discretion. Response to emergency problems will be on a “24/7/365” basis.

(b) Non-emergency problems: Non-emergency problems may be reported by e-mail at any time. ITA will apply appropriate resources (as determined by ITA in its reasonable discretion) during regular working hours until the problem is resolved. The target resolution time for non- emergency

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problems will be not later than the next scheduled quarterly upgrade in the case of software problems; provided that rolIci1s which ITA (in its reasonable discretion, after consultation with Kayak) determines are insignificant may not be addressed by ITA at all. In the case of non-emergency problems which are either operations problems or data problems. ITA will apply relevant resources and make commercially reasonable efforts to resolve such problems as soon as practicable, and will inform Kayak of its target resolution time (as to which ITA may consult with Kayak at Kayak’s request).

5.3	Uptime

(a) Uptime. ITA shall maintain a minimum uptime of []* (measured on a monthly basis) for the ITA Software. Failure to meet this uptime shall result in a credit to Kayak (representing a pro rata portion of the monthly Operations Services Fee provided in Section 6.3 below and the Data Services Fee provided in Section 6.2.1 below, payable by Kayak in the month in which the failure occurred) to be applied against future monthly Operations Services Fees and Data Services Fee as provided below:

Uptime	Contractual Credit (as a percentage of monthly Operations Services Fee and Base Service Fee to be abated)
[

]*

(b) As used in paragraph (a) above, “uptime” means the number of minutes that the ITA Software is not “unavailable”. “Unavailability will be determined as follows: ITA monitors the operation of the ITA Software by sending, not less frequently than once per minute, test Queries from outside the ITA firewall, to the computers running the ITA Software. If the query generates a correct answer (defined below), the ITA Software is “available”: if it fails to generate correct answers to []* then the ITA Software is “unavailable”. The parties intent with respect to uptime is that “unavailability” does not represent a software or a data problem, but rather that the computers running the ITA Software are not operating, or are operating so poorly that no answers are generated or the answers generated are essentially unintelligible. “Correct answers” will be defined as those answers that match the query that was originally requested. For the purposes hereof, an answer will be deemed to match a query if it comprises the same origin, destination and dates as those in

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the query; provided, that if the ITA Software fails to return an answer because no itinerary with the requested origin, destination and/or dates was possible, such answer will not be considered incorrect. Answers that match the query originally requested, as described in the preceding sentence, but contain incorrect prices, will not constitute “unavailability” for the purposes of this paragraph.

(c) If the ITA Software is unavailable, ITA will provide credits pursuant to paragraph (a) unless such failure is due to any of the following: (i) Force Majeure (as defined in Section 7.4); (ii) acts or omissions of Kayak, or any use or user of the ITA Software authorized by Kayak; or (iii) Kayak’s applications, equipment, or facilities.

(d) Without limiting Kayak’s rights resulting from any other breach by ITA of the terms hereof or of the Services Agreement, Kayak’s receipt of the credits set forth in paragraph (a) above shall be Kayak’s sole and exclusive remedy for downtime.

5.4	Standard Operating Procedures

The procedures for reporting, diagnosing, tracking and responding to problems are set forth in ITA’s standard operating procedures for Kayak (“SOP”), which is attached to this Agreement as Appendix B, as it may be amended by the parties from time to time; provided, that ITA will give Kayak reasonable prior notice of any anticipated major changes to the SOP.

6. Fees and Expenses

6.1	Maintenance Services

There is no charge for the Maintenance Services described in Section 2, except as specifically provided therein.

6.2.1      Data Services

The charge for the Data Services described in Section 3.1(c) is []*, beginning on the date (as determined in consultation with Kayak) that the ITA Software is installed in an operational environment which is equivalent to that in which the ITA Software will be used commercially, and is available for testing by Kayak (the “Initial Software Installation Date”).

6.2.3	Increase in Other Data Costs

The costs to ITA of obtaining fare, schedule and other industry data provided hereunder are included in the Service Fee payable by Kayak. However, in the event there is a material (i.e., in excess of 15%) increase in the cost to ITA of the third party data feeds which are provided hereunder from those presently in effect. ITA reserves the right to impose a separate fee relating to such actual increase in data cost upon 90 days’ prior written notice to Kayak.

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6.2.4      OAG Royalty

ITA’s agreement with OAG provides that ITA may provide OAG data to an ITA customer without additional charges “if (i) the customer to which ITA Software is providing the OAG Data is also a subscriber to the OAG data or (ii) such customer’s use of the ITA Software utilizing the OAG Data is hosted by ITA Software.” In the event the agreement between ITA and OAG then in effect required the payment of a royalty payment by virtue of the preceding provision, Kayak will reimburse ITA for the actual amount of any such royalty payable to OAG; provided that, in the event of ITA’s notifying Kayak of such a royalty obligation, the parties will use reasonable commercial efforts to refute the obligation to pay such a royalty or, if such efforts are unsuccessful, Kayak may use reasonable commercial efforts to obtain the right to provide such data to ITA directly without additional cost to Kayak.

6.3	Operations Services

6.3.1      Data Center

ITA will charge Kayak a monthly charge, which will be based upon the number of dual processor fare searching/pricing and availability servers (including test servers) included in the Hardware from time to time, as determined pursuant to Section 4.2. Such charge will relate to the cost of operating the ITA Software at the Data Center in order to provide services to Kayak, and will be inclusive of all recurring acquisition, replacement, upgrading, operation and maintenance costs of the Hardware, rack space, bandwidth, co-location, facility services, performance monitoring, networking charges, telecommunications and other costs associated with operation of the Data Center. The amount of this fee will be $1,450 per month per dual processor server, payable in equal monthly installments in advance beginning on the Initial Software Installation Date (as defined in Section 6.2.1) and prorated for partial months.

6.3.2 Communications Costs

All hardware, software and services associated with communications between the Data Center and Kayak Facility, including maintenance thereof, will be the responsibility of Kayak. In the event ITA contracts for such hardware, software and/or services, Kayak will reimburse ITA for the cost thereof, provided that prior to committing to any such expense ITA will notify Kayak thereof and will not contract for any such expense to which Kayak reasonably objects.

6.3.3 Other Costs

In the event that Kayak requests that ITA’s personnel travel outside of the greater Boston area in connection with the provision of Maintenance Services, Data Services or Operations Services pursuant to this Exhibit B, Kayak will pay ITA, with respect to such travel, all reasonable out-of- pocket expenses thereof; provided that (1) ITA obtains Kayak’s prior written approval before incurring such reimbursable expenses; or (2) such expenses are incurred in accordance with Kayak’s then-current policy regarding such reimbursable expenses (a copy of which Kayak agrees to provide ITA upon request). ITA agrees to provide Kayak with access to such original receipts, ledgers, and other records as may he reasonably appropriate for Kayak or its accountants to verify the amount and nature of any such expenses.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.4	CPI Increase

Upon thirty days’ notice effective at any time beginning January 1, 2006, the hourly rate for software developers set forth in Section 6(f) of the Services Agreement, the fee for data services set forth in Section 6.2.1, and/or the per-server fee for operations services set forth in Section 6.3.1 may be increased at ITA’s option by an amount equal to the CPI Increase. The “CPI Increase” means the change (as of the date the most recently available) in the Bureau of Labor Statistics Consumer Price Index – All Items (as reported in the Wall Street Journal) from a base of January, 2005 through January of the year for which such change applies.

6.5	Payment Terms

All fees and expenses described in this Section 6 will be invoiced by ITA, and each such invoice will be payable thirty (30) days after receipt by Kayak. Any amounts which are not paid when due hereunder will accrue interest at the rate of 1.5% per month from the date due until the date actually paid.

7.	General Provisions

7.1	Warranties

ITA shall perform the Maintenance Services, Data Services, Operations Services and all other services specified herein in a good, workmanlike and professional manner using qualified personnel fully familiar with the ITA Software.

7.2	Designated Account Managers

Kayak and ITA shall each appoint an account manager (“Account Managers”) who shall be responsible for all administrative matters pertaining to this Agreement. The Account Managers will serve as primary point of contact for the other party for any matter regarding this Agreement.

The Account Managers will initially be the following individuals:

For ITA:

Name:

Title:

E-Mail:

Phone: (617) 714 -2100

Fax: (617) 621-3913

For Kayak:

Name: Paul Schwenk

Title: VP, Engineering

E-Mail: pschwenk@kayak.com

Phone: (978) 369-8170

Fax: (978) 369-8174

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Either party may replace the appointed Account Manager upon delivery, prior to such change, to the other party of written notice of such change.

7.3	Exclusivity of Remedies

The provisions of the Services Agreement and this Exhibit B constitute the exclusive provisions applicable to ITA’s maintenance and support of the ITA Software and the provision and support of data and operations therefor. Except as set forth in the Services Agreement or herein. ITA disclaims any and all warranties, express or implied, including but not limited to warranties of merchantability or fitness for a particular purpose, except as specifically set forth herein.

7.4	Testing Period

Kayak acknowledges that it has been informed by ITA that for so long as Kayak communicates with the ITA Data Center over the Internet, the Kayak server farm will he considered a “test farm” and not a “production farm.” Accordingly, while ITA will exercise reasonable commercial efforts to comply with the various provisions of this Exhibit B. Kayak agrees that, until Kayak has installed and begun using dedicated private lines to communicate with the Data Center, (i) under no circumstances will ITA le obligated to Kayak for any penalties, liabilities or credits (including but not limited to credits for downtime) resulting from any failure of ITA to comply with this Exhibit 11 and (ii) no problems will be classified as “emergency problems”.

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.